                                                                     EXHIBIT 1.1

                                  $90,000,000

                         Transkaryotic Therapies, Inc.

                1.25% Convertible Senior Notes due May 15, 2011

                             Underwriting Agreement

                                                                  April 28, 2004

J.P. Morgan Securities Inc.
SG Cowen & Co., LLC
Pacific Growth Equities, LLC
RBC Capital Markets Corporation
c/o      J.P. Morgan Securities Inc.
         277 Park Avenue
         9th Floor
         New York, New York 10172

Ladies and Gentlemen:

         Transkaryotic Therapies, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the "UNDERWRITERS"), for whom J.P. Morgan Securities Inc. is acting as representative (the "REPRESENTATIVE"), $90,000,000 aggregate principal amount of its 1.25% Convertible Senior Notes due 2011 (the "FIRM SECURITIES") to be issued pursuant to the provisions of an Indenture dated as of May 4, 2004 (the "BASE INDENTURE") between the Company and The Bank of New York, as Trustee (the "TRUSTEE"), and a first supplemental indenture dated as of May 4, 2004 (the "FIRST SUPPLEMENTAL INDENTURE", together with the Base Indenture, the "INDENTURE") between the Company and the Trustee. The Company also proposes to issue and sell to the Underwriters not more than an additional $10,000,000 aggregate principal amount of its 1.25% Convertible Senior Notes due 2011 (the "ADDITIONAL SECURITIES") if and to the extent that the Underwriters shall have determined to exercise the right to purchase such 1.25% Convertible Senior Notes due 2011 granted to the Underwriters in Section 1 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the "SECURITIES". The Securities will be convertible into shares (the "UNDERLYING SECURITIES") of common stock of the Company, par value $.01 per share (the "COMMON STOCK").

         The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

         1. Registration Statement. The Company has (i) prepared and filed with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "SECURITIES ACT"), a registration statement on Form S-3 (File No. 333-51772) (as amended and supplemented to the date of this Agreement, the "REGISTRATION STATEMENT", which term shall include the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness) including a prospectus, covering the registration of certain securities of the Company, including the Securities and (ii) filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement specifically relating to the Securities (the "PROSPECTUS SUPPLEMENT") pursuant to Rule 424(a) under the Securities Act. The term "BASIC PROSPECTUS" means the prospectus included in the Registration Statement at the time of its effectiveness. The term "PROSPECTUS" means the Basic Prospectus together with the Prospectus Supplement. The term "PRELIMINARY PROSPECTUS" means a preliminary prospectus supplement specifically relating to the Securities, together with the Basic Prospectus. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "EXCHANGE ACT") that are deemed to be incorporated by reference therein, and shall not be deemed to refer to the prospectus supplements filed with the Commission on June 26, 2001, December 13, 2001 and December 20, 2001.

         2. Purchase, Sale and Delivery of the Securities. (a) The Company agrees to issue and sell the Firm Securities to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the Firm Securities at a purchase price of 97.0% of the principal amount thereof (the "PURCHASE PRICE"), in the respective principal amount of Securities set forth opposite such Underwriter's name in Schedule I hereto plus accrued interest, if any, from May 4, 2004 to the date of payment and delivery.

         (b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Securities, and the Underwriters shall have the right to purchase in whole, or from time to time in part, up to $10,000,000 principal amount of Additional Securities at the Purchase Price plus accrued interest, if any, from the Closing Date (as defined below) to the date of payment and delivery. If the Representative, on behalf of the Underwriters, exercise such option, the Representative shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the principal amount of Additional Securities to be purchased by the Underwriters and the date on which such Additional Securities are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than seven business days after the date of such notice.

         (c) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

         (d) Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the account of the Underwriters at 10:00 a.m., New York City time, on May 4, 2004, or at such other time on the same or such other date, not later than May 14, 2004, as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

         (e) Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the account of the Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in
Section 2(b) or at such other time on the same or on such other date, in any event not later than June 7, 2004, as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

         (f) Certificates for the Firm Securities and Additional Securities shall be in definitive form or global form, as specified by the Representative, and registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Securities and Additional Securities shall be delivered to the Representative on the Closing Date or the Option Closing Date, as the case may be, for the account of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriter duly paid, against payment of the Purchase Price there for plus accrued interest, if any, to the date of payment and delivery.

         3. Representations and Warranties. The Company represents and warrants to each Underwriter that:

         (a) Preliminary Prospectus. Each Preliminary Prospectus, as of the date thereof, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.

         (b) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration

Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission. As of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus complied and will comply in all material respects with the Securities Act, and does not contain and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Prospectus, or to any statement in or omission from the Form T-1 filed by the Trustee with the Commission on April 27, 2004.

         (c) Incorporated Documents. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (d) Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries (as defined in Rule 1-02 of Regulation S-X) ("SUBSIDIARIES"), included or incorporated by reference in the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles and practices applied on a consistent basis, except as described in the notes to such financial statements; and the other financial data set forth in the Prospectus under the captions "Summary Financial Data" and "Capitalization" have been derived from the accounting records of the Company and its Subsidiaries and presents fairly the information shown thereby on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement and Prospectus.

         (e) No Material Adverse Change. Since the date of the most recent audited financial statements of the Company included or incorporated by reference in the Prospectus, there has not been any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries, or any issuance of any options, warrants, convertible securities or rights to purchase capital stock of the Company or any of the Subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position, stockholders' equity or results of operations of the Company and its Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

         (f) Organization and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

         (g) Organization and Good Standing of the Company's Subsidiaries. Each of the Company's Subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and all the outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims, except for TKT Europe-5S AB and Eminent Pharmaceutical Services, LLC, in which, with respect to each such entity, the Company owns 80% of the total outstanding shares of capital stock. The Company does not own or control, directly or indirectly, any corporations, associations or other entities, except such corporations as are set forth on the Company's Form 10-K for the year ended December 31, 2003, including the exhibits thereto or such corporations as would not be required to be listed as a subsidiary under Item 601 of Regulation S-K under the Securities Act.

         (h) Due Authorization. This Agreement has been duly authorized, executed and delivered by the Company.

         (i) Capitalization. The Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization"; there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any subsidiary, or any such warrants, convertible securities or obligations, except as set forth in the Prospectus and except for options granted under, or contracts or commitments pursuant to, the Company's previous or currently existing stock option and other similar officer, director or employee benefit plans; except for stock purchase plans, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Company is a party, or by which it is bound, granting to any person the right to require either the Company to file a registration statement under the Securities Act with respect to any securities of the Company or requiring the Company to include such securities with the Securities registered pursuant to any registration statement.

         (j) The Securities. The Securities have been duly authorized by the Company, and when duly executed, authenticated, issued and delivered as provided in the Indenture (assuming due authentication of the Securities by the Trustee) and paid for as provided herein will constitute valid and binding obligations of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and the Securities will conform to the descriptions thereof in the Prospectus.

         (k) The Indenture. The Indenture has been duly authorized by the Company, and when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee) will be a valid and binding instrument of the Company; enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); as of the Closing Date, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and the Indenture will conform to the description thereof in the Prospectus.

         (l) The Common Stock. Upon issuance and delivery of the Securities in accordance with the Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of the Underlying Securities in accordance the terms of the Securities; the Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights. The shares of Common Stock outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable; except as otherwise disclosed in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Common Stock under the Company's Articles of Incorporation or Bylaws or under the Delaware General Corporation Law.

         (m) No Violation or Default. Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, (i) its Certificate of Incorporation, Bylaws or other organizational documents, (ii) any law, statute or judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority or (iii) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except in the case of clauses (ii) and (iii) above, for violations and defaults which, individually or in the aggregate, would not have a Material Adverse Effect.

         (n) No Conflicts. The issue and sale of the Securities and the issuance by the Company of the Underlying Securities upon conversion of the Securities and the performance by the Company of all its obligations under the Securities, the Indenture and this Agreement, and the consummation of the transactions herein and therein contemplated, (i) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) nor will any such action result in any violation of (x) the provisions of the Certificate of Incorporation or the Bylaws of the Company or (y) any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their respective properties, except in the case of clauses (i) and (ii)(y) above, for such conflicts, defaults or violations that would not individually or in the aggregate, have a Material Adverse Effect.

         (o) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Underwriters or under the Securities Act with respect to the registration of the Securities and the Underlying Securities.

         (p) Legal Proceedings. Other than as set forth in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties or to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or any of its Subsidiaries is or may be the subject which, if determined adversely to the Company or any of its Subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, (i) a Material Adverse Effect, or (ii) a material adverse effect on the consummation of the transactions contemplated in this Agreement.

         (q) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the

Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (r) Independent Accountants. To the knowledge of the Company, after due inquiry, Ernst & Young LLP, who have certified the consolidated financial statements of the Company included or incorporated by reference in the Prospectus are independent public accountants as required under the Securities Act.

         (s) Taxes. The Company and its Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not have a Material Adverse Effect; and, except as disclosed in the Prospectus, to the Company's knowledge, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any Subsidiary.

         (t) No Labor Disputes. No labor disputes exist or, to the best of the Company's knowledge, is imminent, with employees of the Company or of its Subsidiaries which are likely to have a Material Adverse Effect. The Company is not aware that any employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company or any such Subsidiary, which termination would reasonably be expected to have a Material Adverse Effect.

         (u) Compliance With Environmental Laws. Each of the Company and its Subsidiaries is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (collectively, "ENVIRONMENTAL LAWS"), except where such non-compliance with Environmental Laws could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term "HAZARDOUS MATERIAL" means (i) any "HAZARDOUS SUBSTANCE" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "HAZARDOUS WASTE" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

         (v) Intellectual Property. For the purposes hereof, "INTELLECTUAL PROPERTY" means (i) patents and patent applications, (ii) trademarks, service marks, trade names, domain names, trade dress and logos, (iii) copyrights, (iv) computer software (other than off-the-shelf software that is commercially available), (v) confidential and proprietary information, including trade secrets, know-how, inventions, technology, whether patented or not, and (v) registrations and applications for registration of the foregoing.

                  (i) The Company and its Subsidiaries own or have valid licenses, or, to the Company's knowledge, can acquire rights on reasonable terms, to use all Intellectual Property used by the Company and its Subsidiaries in the operation of the business currently conducted or as contemplated to be conducted by them as described in the Prospectus (collectively "COMPANY INTELLECTUAL PROPERTY"), except where the failure to own, license, or otherwise be able to acquire, or use such Intellectual Property would not, singly or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, each patent owned by or licensed to the Company included within the Company Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or in part.

                  (ii) Except as disclosed in the Prospectus, to the Company's knowledge, the operation of the business of the Company and its Subsidiaries as currently conducted or as contemplated to be conducted by them as described in the Prospectus, including services provided by, processes used by, or products manufactured or sold by them, and the use of the Company Intellectual Property, do not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property of any third party, which conflict, infringement, misappropriation or violation would have a Material Adverse Effect, and no actions, suits, claims or proceedings have been asserted, are pending or, to the knowledge of the Company after due inquiry, threatened against the Company or any of its Subsidiaries (i) alleging any of the foregoing, or (ii) based upon or challenging or seeking to deny or restrict the use by the Company or any of its Subsidiaries of any of the Company Intellectual Property, which, singly or in the aggregate, would have a Material Adverse Effect.

                  (iii) Except as disclosed in the Prospectus, to the Company's knowledge, no third party is engaging in any activity that infringes, misappropriates or otherwise violates the Company Intellectual Property, which infringement, misappropriation or violation would have a Material Adverse Effect.

                  (iv) With respect to each material agreement governing the license to or by the Company or any of its Subsidiaries of any Company Intellectual Property, including those agreements filed with the Registration Statement or incorporated therein by reference and the agreements referenced in the Supplemental Prospectus, (a) such agreement is valid and binding against the Company or its Subsidiaries, as the case may be, and in full force and effect; (b) the Company has not received any notice of termination or cancellation under such agreement, received any notice of breach or default under such agreement, which breach has not been cured, and granted to any other third party any rights, adverse or otherwise, under such agreement that would constitute a breach of such agreement; and (c) neither the Company (or any of its Subsidiaries) or, to the Company's knowledge, any other party to such agreement, is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such agreement.

         (w) Licenses and Permits. Except as described in the Prospectus, the Company and each of its Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (including, licenses, pharmacy licenses, accreditation and other similar documentation or approvals of any local health departments) (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including, without limitation, the Food and Drug Administration ("FDA"), necessary to conduct its business as described in the Prospectus; the Company is in compliance with the terms and conditions of all such Governmental Licenses and all applicable FDA statutes and regulations, except where the failure so to comply would not , singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, would result in a Material Adverse Effect.

         (x) Clinical Trials. To the knowledge of the Company, the human clinical trials conducted by the Company or in which the Company has participated that are described in, or incorporated by reference into, the Prospectus, or the results of which are referred to in, or incorporated by reference into, the Prospectus were and, if still pending, are being, conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in, or incorporated by reference into, the Prospectus are accurate in all material respects. The Company has not received any notices or correspondence from the FDA or any other governmental agency requiring the termination or suspension of any clinical trials conducted by, or on behalf of, the Company or in which the Company has participated that are described in, or incorporated by reference into, the Prospectus or the results of which are referred to in, or incorporated by reference into, the Prospectus.

         (y) Title to Real and Personal Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, or have valid rights to lease or otherwise use all property which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and would not have, individually or in the aggregate, a Material Adverse Effect; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Prospectus.

         (z) Compliance with ERISA. The Company is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability, except where such liability would not, individually or in the aggregate, have a Material Adverse Effect; except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
(ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder ("CODE"); and each "pension plan" for which the Company and each of its Subsidiaries would have any liability that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected cause the loss of such qualification; and no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of Code or "accumulated funding deficiency" (as defined in section 302 of ERISA) has occurred.

         (aa) Accounting Controls. (i) The Company and each of its Significant Subsidiaries (as such term is defined in Regulation S-X under the Securities
Act) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (ii) the Company maintains a system of "disclosure controls and procedures" (as such term is defined in Rule 13a-14(c) under the Exchange Act).

         (bb) Sarbanes-Oxley Act. The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective.

         (cc) Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries with products in a similar stage of development.

         (dd) Adequate Disclosure. There is no franchise, lease, contract, agreement or document required by the Securities Act to be described in the Prospectus which is not described as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Prospectus are accurate and complete descriptions of such documents in all material respects. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers or 5% stockholders of the Company on the other hand, which is required to be described in the Prospectus and which is not so described.

         (ee) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange
Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

         (ff) Reporting Requirements. The Company is subject to and in compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq Stock Market's National Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or listing.

         (gg) No Rated Securities. There are not outstanding any securities of or guaranteed by the Company that are rated by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

         4. Covenants of the Company. The Company covenants and agrees with each of the several Underwriters as follows:

         (a) Filing of Prospectus Supplement. The Company will prepare the Prospectus Supplement in a form approved by the Representative and will file such Prospectus Supplement pursuant to Rule 424(b) under the Securities Act not later than the second business day following the date hereof.

         (b) Delivery of Copies. The Company will furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith. The Company will deliver promptly to the Representative in New York City such number of the following documents as the Representative shall reasonably request: (i) the Prospectus (not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (ii) any document incorporated by reference in the Prospectus (excluding exhibits thereto) and (iii) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representative may reasonably request. As used herein, the term "PROSPECTUS DELIVERY PERIOD" means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales of the Securities by any Underwriter or dealer.

         (c) Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement or the Prospectus with respect to the Securities, the Company will furnish to the Representative and counsel for the Representative a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representative shall reasonably object by notice in writing to the Company.

         (d) Notice to Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective;
(ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information;
(iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (v) of the occurrence of any event within the Prospectus Delivery

Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use best efforts to obtain as soon as possible the withdrawal thereof.

         (e) Ongoing Compliance of the Prospectus. The Company shall file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Securities; if during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

         (f) Use of Proceeds. The Company will use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds".

         (g) Payments of Costs and Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all fees, costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing, distribution and filing under the Securities Act of the Preliminary Prospectus and the Prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) related to any filing with the National Association of Securities Dealers, Inc., (iv) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture and any Legal Investment Survey and the furnishing to Underwriters and dealers of copies of the Preliminary Prospectus and Prospectus, including mailing and shipping, as herein provided, (v) payable to rating agencies in connection with the rating of the Securities, (vi) in connection with the quotation of the Underlying Securities on the National Association of Securities Dealers

Automated Quotations National Market (the "NASDAQ NATIONAL MARKET"), and (vii) any expenses incurred by or on behalf of the Company in connection with a "road show" presentation to potential investors (it being understood that, except as expressly set forth in this Section 4(h) and elsewhere in this Agreement (including, but not limited to, Sections 6 and 9 hereof), the Company shall have no obligation to pay any costs and expenses of the Underwriters).

         (h) No Stabilization. Neither the Company nor any of its affiliates will take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities contemplated hereby.

         (i) Reservation of Common Stock. The Company will reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Securities.

         (j) Listing of Underlying Securities. The Company will use its reasonable best efforts to cause all shares of the Underlying Securities to be listed for quotation on the Nasdaq National Market.

         (k) Agreement Not to Offer or Sell Additional Securities. Without the prior written consent of J.P. Morgan Securities Inc., the Company will not, during the period ending 90 days after the date hereof, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or (iii) file with the Commission a registration statement under the Securities Act relating to any additional shares of its Common Stock or securities convertible into, or exchangeable for, any shares of its Common Stock, or publicly disclose the intention to effect any transaction described in clause (i), (ii) or (iii), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the Securities under this Agreement or the issuance of the Underlying Securities, (B) the grant by the Company of Common Stock or stock options in the ordinary course of business pursuant to any stock option, stock purchase, stock bonus or other stock plan or employee benefit plan or dividend reinvestment plan existing as of the date hereof, or rights pursuant to The Rights Agreement dated December 13, 2000 by and between the Company and Equiserve Trust Company, N.A. and (C) the issuance by the Company of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock as consideration for mergers, acquisitions, other business combinations, or strategic alliances, occurring after the date of this Agreement, provided that each recipient of the Company's securities pursuant to this sub-clause (C) agrees in writing that all such securities remain subject to restrictions substantially similar to those contained in this paragraph.

         (l) Furnishing Reports. During the period of five years from the date hereof, the Company will deliver to the Representative and, upon request, to each of the other Underwriters,

(i) as soon as they are available, copies of all reports or other communications furnished to stockholders and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed by the Company with the Commission pursuant to the Exchange Act or any national securities exchange or automatic quotation system on which the Common Stock is listed or quoted, in each case other than such documents as are available on the internet.

         (m) Unaudited Financial Statements. Prior to the Closing Date or the Option Closing Date, as the case may be, the Company will furnish to the Representative, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any monthly periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

         (n) Press Releases. Prior the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior written consent of the Representative, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

         5. Conditions to the Underwriters' Obligations. The several obligations of the Underwriters hereunder to purchase the Firm Securities on the Closing Date or the Option Securities on the Option Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative. The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) hereof.

         (b) Representations and Warranties. The representations and warranties of the Company contained herein are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

         (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have been any (i) change in the capital stock or long-term debt of the Company or any of the Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, its financial condition, management or results of operations of the Company and its Subsidiaries, taken as a whole, otherwise than as set forth in the Prospectus; or (ii) any suspension or material limitation of trading in the capital stock of the Company on the Nasdaq National Market, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

         (d) Officer's Certificate. The Representative shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate of the Chief Financial Officer or Chief Accounting Officer of the Company and one additional senior executive officer of the Company, satisfactory to the Representative to the effect set forth in Sections 5(a) and (b) and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position, stockholders' equity or results of operations of the Company and its Subsidiaries, taken as a whole from that set forth in the Prospectus.

         (e) Opinion of Counsel for the Company. Hale and Dorr LLP, counsel for the Company, shall have furnished to the Underwriters their written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representative, to the effect that:

                  (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all corporate power and authority to carry on its business and to own, lease and operate its properties, as such business and properties are described in the Prospectus; the Company is duly qualified and is in good standing as a foreign corporation authorized to do business in the Commonwealth of Massachusetts;

                  (ii) The Company has an authorized capitalization as set forth in the Prospectus under the heading "Capitalization";

                  (iii) the Securities have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to the Underwriters against payment therefore as provided by this Agreement, will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture, subject, as to their binding nature, to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors' rights to general equity principles;

                  (iv) the Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights under the Company's Articles of Incorporation or Bylaws or under the Delaware General Corporation Law;

                  (v) this Agreement has been duly authorized, executed and delivered by the Company;

                  (vi) the Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to its binding nature and enforceability, to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

                  (vii) each of the Indenture and the Securities conform in all material respects to the description thereof contained in the Prospectus under the caption "Description of Notes";

                  (viii) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any United States federal or Massachusetts state governmental authority or agency is necessary for the issuance and sale of the Securities and the issuance of the Underlying Securities by the Company pursuant to this Agreement or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Securities Act and the rules and regulations of the Commission thereunder and the Trust Indenture Act and the rules and regulations of the Commission thereunder, and such as may be required under state securities or Blue Sky laws (as to the applicability of which no opinion need be expressed) in connection with the purchase and distribution of the Securities by the Underwriters;

                  (ix) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (a "MATERIAL CONTRACT") to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, which has been filed as an exhibit to the Registration Statement or as an exhibit to any report filed under the Exchange Act that has been incorporated by reference in the Prospectus, nor will such actions result in any violation of the Charter or by-laws of the Company or of any of its United States Subsidiaries or any Federal or Massachusetts statute, rule or regulation, or any order known to such counsel of any court or governmental agency or body or court having jurisdiction over the Company or any of its Subsidiaries or any of their properties;

                  (x) to such counsel's knowledge, there are no action, proceeding or litigation pending or threatened against the Company before any court, governmental or administrative agency or body that is required by the Securities Act or the rules and regulations of the Commission thereunder to be described in the Registration Statement or the Prospectus that is not so described;

                  (xi) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

                  (xii) the statements in the Prospectus under the captions "Description of Notes" and "Certain United States Federal Income Tax Considerations", insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings;

                  (xiii) the Registration Statement, as of its effective date, and the Prospectus, as of its date, in each case other than the financial statements and other financial data, including notes and schedules contained therein, as to which such counsel need express no opinion, complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder; and

                  (xiv) the documents incorporated by reference in the Prospectus (other than the financial statements and other financial data, including notes and schedules contained therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

                  Such counsel shall also state, without passing upon or assuming any responsibility for the accuracy or completeness of the statements contained in any of the following documents that nothing has come to their attention that has led them to believe (a) that, as of the effective date of the Registration Statement, the Registration Statement (or as of its date, any amendment or supplement thereto made by the Company prior to the date of such opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) that, as of the date hereof, the Registration Statement as amended contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (d) that, as of the Closing Date or the Option Closing Date, as the case may be, the Prospectus as amended or supplemented contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, such counsel need express no belief as to (a) the financial statements, including the notes and schedules thereto, or any other financial, statistical or accounting data and information set forth or referred to in the Registration Statement or the Prospectus as amended or supplemented,
         (b) any matters arising under the published rules, regulations and policies of the FDA or any other federal statute or regulation governing the provision of drug administration, and (c) any matters arising under state statues and regulations governing the provision of drug administration. Such counsel may note that, with respect to the foregoing statement, such counsel does not serve as the Company's intellectual property or regulatory counsel.

         (f) Opinion of Intellectual Property and Regulatory Counsel. Intellectual property counsel and regulatory counsel shall have furnished to the Representative such counsels' written opinions, as counsels to the Company, addressed to the Underwriters and dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representative, to such effect as the Underwriters have previously specified to the Company.

         (g) Comfort Letter. On the date of this Agreement and on the Closing Date or the Option Closing Date, as the case may be, Ernst & Young LLP shall have furnished to the Underwriters letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in Prospectus as of a date no more than three business days prior to the date hereof or prior to the Closing Date or Option Closing Date, as the case may be.

         (h) Opinion of Counsel for the Underwriters. The Underwriters shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, an opinion of Shearman & Sterling LLP, counsel to the Underwriters, in form and substance satisfactory to the Representative.

         (i) Lock-up Agreements. The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between the Underwriters and the officers and directors of the Company and a significant stockholder of the Company identified on Exhibit A-1 relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on the Closing Date or the Option Closing Date, as the case may be.

         (j) Listing of the Underlying Securities. An application for the listing of the Underlying Securities shall have been submitted to the Nasdaq National Market.

         (k) Additional Documents. On or prior to the Closing Date or the Option Closing Date, as the case may be, the Company shall have furnished to the Underwriters such further certificates and documents as the Underwriters or their counsel shall reasonably request.

         6. Indemnity and Contribution.

         (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Preliminary Prospectus (and any amendment or supplement thereto) or the Prospectus (and any amendment or supplement thereto if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

         (b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto.

         (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing, provided that the failure to so notify such Indemnifying Person shall not relieve the Indemnifying Person of its obligations under Section 6(a) or (b), as applicable, except to the extent the Indemnifying Person has been materially prejudiced by such failure and provided further that no such failure to provide notice shall relieve such Indemnifying Person from any liability that it may have to such Indemnified person otherwise than under Section 6(a) or (b), as applicable; and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of the Underwriters shall be designated in writing by the Representative and any such separate firm for the Company, its directors, its officers and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such Indemnified Person.

         (d) Contribution. If the indemnification provided for in the first and second paragraphs of this Section 6 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Underwriters bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were offered exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 6 are several in proportion to the respective principal amount of the Securities set forth opposite their names in Schedule I hereto, and not joint.

         (f) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (g) Survival. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

         7. Termination. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representative, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or in the case of the Option Securities, the Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representative, is material and adverse and which, in the judgment of the Representative, makes it impracticable or inadvisable to offer, sell or deliver the Securities on the terms and in the manner contemplated in the Prospectus or to enforce contracts for the sale of the Securities.

         8. Effectiveness; Defaulting Underwriters. (a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         (b) If, on the Closing Date, or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I (in the column titled "Total") bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters (in the column titled "Total"), or in such other proportions as the Underwriters may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 8 by an amount in excess of one-tenth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 8, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

         9. Reimbursement. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel) incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder. If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriting on account of those expenses.

         10. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         11. Notices. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Underwriters c/o J.P. Morgan Securities Inc., 277 Park Avenue, 9th Floor, New York, New York 10172 (telefax:
(212) 622-8358); Attention: Syndicate Desk. Notices to the Company shall be given to it at 700 Main Street, Cambridge, MA, 02139, Attention: Chief Financial Officer.

         12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         13. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                          Very truly yours,

                          Transkaryotic Therapies, Inc.

                          By: /s/ Michael J. Astrue
                              _____________________________________
                              Name: Michael J. Astrue
                              Title: President and Chief Executive Officer

The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES INC.

By: J.P. MORGAN SECURITIES INC.,
         Acting on behalf of themselves
         and as Representative
         of the Underwriters

    By: /s/ Vivek Jain
        ________________________________
        Name: Vivek Jain
        Title: Managing Director

                                   SCHEDULE I

                                                         AGGREGATE
                                                         PRINCIPAL
                                                         AMOUNT OF FIRM
                                                         NOTES TO BE
UNDERWRITER                                              PURCHASED
J.P. Morgan Securities Inc.                              $54,000,000

SG Cowen & Co., LLC                                      $18,000,000

Pacific Growth Equities, LLC                             $13,500,000

RBC Capital Markets Corporation                          $ 4,500,000

         Total.................................          $90,000,000

                                                                       EXHIBIT A

                            [FORM OF LOCK-UP LETTER]

___________, 2004

J.P. Morgan Securities Inc.
277 Park Avenue
9th Floor
New York, NY  10172

Dear Sirs and Mesdames:

         The undersigned understands that J.P. Morgan Securities Inc. ("J.P. MORGAN"), acting on behalf of itself and as representative of the several Underwriters (as defined below) proposes to enter into an Underwriting Agreement ("UNDERWRITING AGREEMENT") with Transkaryotic Therapies, Inc., a Delaware corporation (the "COMPANY"), providing for the offering (the "OFFERING") by the several Underwriters, including J.P. Morgan (the "Underwriters") of Convertible Senior Notes (the "SECURITIES"). The Securities will be convertible into shares of common stock of the company, par value $.01 per share (the "COMMON STOCK").

         To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Underwriting Agreement, (1) offer, pledge, sell contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, or publicly disclose the intention to effect any transaction described in clause (1) or (2), whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transfers of Common Stock by gift, will or intestacy, including without limitation transfers by gift, will or intestacy to family members of the undersigned or to a settlement or trust established under the laws of any country or (b) transfers or sales of Common Stock pursuant to any contract, instruction or plan, including a contract, instruction or plan complying with Rule 10b5-1 of the Regulations of the Exchange Act, that has been entered into by the undersigned prior to the date of this Lock-Up Agreement provided that in the event of any transfer pursuant to clause (a), the transferee shall enter into a lock-up agreement substantially in the form of this Lock-Up Agreement covering the remainder of the 90-day period referred to herein. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Underwriting Agreement, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

         The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

         Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                       Very truly yours,

                                       _________________________________________
                                       (Name)

                                       _________________________________________
                                       (Address)

                                   EXHIBIT A-1

                           PERSONS SUBJECT TO LOCK-UP

Michael J. Asture
Renato Fuchs
Walter Gilbert
Dennis H. Langer
Jonathan S. Leff
Rodman W. Moorhead, III
David D. Pendergast
Gregory D. Perry
Wayne P. Yetter
Warburg, Pincus Equity Partners, L.P.

                                     A-1-1

                                Table of Contents

Page
----
1.       Registration Statement...........................................................              1

2.       Purchase, Sale and Delivery of the Securities....................................              2

3.       Representations and Warranties...................................................              3

         (a)      Preliminary Prospectus..................................................              3

         (b)      Registration Statement and Prospectus...................................              3

         (c)      Incorporated Documents..................................................              4

         (d)      Financial Statements....................................................              4

         (e)      No Material Adverse Change..............................................              5

         (f)   Organization and Good Standing of the Company..............................              5

         (g)      Organization and Good Standing of the Company's Subsidiaries............              5

         (h)      Due Authorization.......................................................              5

         (i)   Capitalization.............................................................              5

         (j)   The Securities.............................................................              6

         (k)      The Indenture...........................................................              6

         (l)   The Common Stock...........................................................              6

         (m)      No Violation or Default.................................................              7

         (n)      No Conflicts............................................................              7

         (o)      No Consents Required....................................................              7

         (p)      Legal Proceedings.......................................................              7

         (q)      Investment Company Act..................................................              7

         (r)   Independent Accountants....................................................              8

         (s)      Taxes...................................................................              8

         (t)   No Labor Disputes..........................................................              8

         (u)      Compliance With Environmental Laws......................................              8

         (v)      Intellectual Property...................................................              8

         (w)      Licenses and Permits....................................................              9

         (x)      Clinical Trials.........................................................             10

         (y)      Title to Real and Personal Property.....................................             10

         (z)      Compliance with ERISA...................................................             10

         (aa)     Accounting Controls.....................................................             11

         (bb)     Sarbanes-Oxley Act......................................................             11

         (cc)     Insurance...............................................................             11

         (dd)     Adequate Disclosure.....................................................             11

         (ee)     Forward-Looking Statements..............................................             11

         (ff)     Reporting Requirements..................................................             11

         (gg)     No Rated Securities.....................................................             12

4.       Covenants of the Company.........................................................             12

         (a)      Filing of Prospectus Supplement.........................................             12

         (b)      Delivery of Copies......................................................             12

         (c)      Amendments or Supplements...............................................             12

         (d)      Notice to Representative................................................             12

         (e)      Ongoing Compliance of the Prospectus....................................             13

         (f)   Use of Proceeds............................................................             13

         (g)      Payments of Costs and Expenses..........................................             13

         (h)      No Stabilization........................................................             14

         (i)   Reservation of Common Stock................................................             14

         (j)   Listing of Underlying Securities...........................................             14

         (k)      Agreement Not to Offer or Sell Additional Securities....................             14

         (l)   Furnishing Reports.........................................................             14

         (m)      Unaudited Financial Statements..........................................             15

         (n)      Press Releases..........................................................             15

5.       Conditions to the Underwriters' Obligations......................................             15

         (a)      No Stop Order...........................................................             15

         (b)      Representations and Warranties..........................................             15

         (c)      No Material Adverse Change..............................................             15

         (d)      Officer's Certificate..................................................              16

         (e)      Opinion of Counsel for the Company.....................................              16

         (f)   Opinion of Intellectual Property and Regulatory Counsel...................              19

         (g)      Comfort Letter.........................................................              19

         (h)      Opinion of Counsel for the Underwriters................................              19

         (i)   Lock-up Agreements........................................................              19

         (j)   Listing of the Underlying Securities......................................              19

         (k)      Additional Documents...................................................              19

6.       Indemnity and Contribution......................................................              19

         (a)      Indemnification of the Underwriters....................................              20

         (b)      Indemnification of the Company.........................................              20

         (c)      Notice and Procedures..................................................              20

         (d)      Contribution...........................................................              21

         (e)      Limitation on Liability................................................              22

         (f)   Non-Exclusive Remedies....................................................              22

         (g)      Survival...............................................................              22

7.       Termination.....................................................................              22

8.       Effectiveness; Defaulting Underwriters..........................................              23

9.       Reimbursement...................................................................              23

10.      Parties.........................................................................              24

11.      Notices.........................................................................              24

12.      Governing Law...................................................................              24

13.      Counterparts....................................................................              24